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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 3, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders of JPMorgan H&Q IPO & Emerging Company Fund (formerly, H&Q IPO & Emerging Company Fund), which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of JPMorgan Balanced Fund (formerly, Chase Balanced Fund), JPMorgan Core Equity Fund (formerly, Chase Core Equity
Fund), JPMorgan Equity Growth Fund (formerly, Chase Equity Growth Fund) and JPMorgan Equity Income Fund (formerly, Chase Equity Income Fund), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statements.


PricewaterhouseCoopers LLP

New York, New York
July 27, 2001